                                                                  EXHIBIT (d)(8)

                         PORTFOLIO MANAGEMENT AGREEMENT

     AGREEMENT made as of this 11th day of February, 2005 between OpCap Advisors
LLC (the "Adviser"), a Delaware limited liability company, and Oppenheimer
Capital LLC (the "Portfolio Manager"), a Delaware limited liability company.

     WHEREAS, PIMCO Advisors VIT (the "Trust") is registered with the Securities and Exchange Commission ("SEC") as an open-end, management investment company under the Investment Company Act of 1940 and the rules and regulations thereunder, as amended from time to time (the "1940 Act"); and

     WHEREAS, the Trust is authorized to issue shares of beneficial interest
("Shares") in separate series, with each such series representing interests in a separate portfolio; and

     WHEREAS, the Portfolio Manager is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and the rules and regulations thereunder, as amended from time to time (the "Advisers Act"); and

     WHEREAS, the Trust has retained the Adviser to render management services to the Trust's series pursuant to an Investment Advisory Agreement dated as of
November 5, 1997, and such Agreement authorizes the Adviser to engage sub-advisers to discharge the Adviser's responsibilities with respect to the management of such series; and

     WHEREAS, the Adviser desires to retain the Portfolio Manager to furnish investment advisory services to one or more of the series of the Trust, and the
Portfolio Manager is willing to furnish such services to such series and the
Adviser in the manner and on the terms hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Adviser and the Portfolio
Manager as follows:

     1. Appointment. The Adviser hereby appoints the Portfolio Manager to act as sub-advisor to the Funds set forth in Schedule A (the "Funds") for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     In the event the Adviser wishes to retain the Portfolio Manager to render investment advisory services to one or more series of the Trust other than the
Funds, the Adviser shall notify the Portfolio Manager in writing. If the
Portfolio Manager is willing to render such services, it shall notify the
Adviser in writing, whereupon such series shall become a Fund hereunder, and be subject to this Agreement.

     2. Portfolio Management Duties. Subject to the supervision of the Trust's
Board of Trustees and the Adviser, the Portfolio Manager will provide a continuous investment program for the Funds and determine the composition of the assets of the Funds (with respect to assets managed

by the Portfolio Manager), including determination of the purchase, retention, or sale of the securities, cash, and other investments for the Funds. The
Portfolio Manager will provide investment research and analysis, which may consist of computerized investment methodology, and will conduct a continuous program of evaluation, investment, sales, and reinvestment of the Funds' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Funds, when these transactions should be executed, and what portion of the assets of the Funds should be held in the various securities and other investments in which it may invest, and the
Portfolio Manager is hereby authorized to execute and perform such services on behalf of the Funds. To the extent permitted by the investment policies of the
Funds, the Portfolio Manager shall make decisions for the Funds as to foreign currency matters with respect to assets managed by the Portfolio Manager and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Funds. The Portfolio Manager will provide the services under this Agreement in accordance with each Fund's investment objective or objectives, investment policies, and investment restrictions as stated in the Trust's registration statement filed on Form N-1A with the SEC, as supplemented or amended from time to time (the "Registration Statement"), copies of which shall be sent to the Portfolio Manager by the Adviser. In performing these duties, the Portfolio Manager:

          (1) Shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees, and with the provisions of the Registration Statement, as supplemented or amended from time to time.

          (2) Shall use reasonable efforts to manage each Fund so that it qualifies as a regulated investment company under Subchapter M of the
     Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

          (3) Is responsible, in connection with its responsibilities under this
     Section 2, for decisions with respect to the assets managed by the
     Portfolio Manager, to buy and sell securities and other investments for the
     Funds, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Portfolio Manager's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Funds, taking into account the factors specified in the Prospectus and Statement of Additional Information for the
     Trust, as they may be amended or supplemented from time to time. Subject to such policies as the Board of Trustees may determine and consistent with
     Section 28(e) of the Securities Exchange Act of 1934, the Portfolio Manager
     shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker or dealer, acting as agent, for effecting a portfolio transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the

                                       -2-

     Portfolio Manager's overall responsibilities with respect to the Funds and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with Section
     11(a) of the Securities Exchange Act of 1934, and subject to any other applicable laws and regulations, the Portfolio Manager is further authorized to allocate the orders placed by it on behalf of the Funds to the Portfolio Manager if it is registered as a broker or dealer with the
     SEC, to its affiliate that is registered as a broker or dealer with the
     SEC, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Funds or the
     Portfolio Manager. Such allocation shall be in such amounts and proportions as the Portfolio Manager shall determine consistent with the above standards, and, upon request, the Portfolio Manager will report on said allocation to the Adviser and the Board of Trustees of the Trust,
     indicating the brokers or dealers to which such allocations have been made and the basis therefor.

          (4) May, on occasions when the purchase or sale of a security is deemed to be in the best interest of a Fund as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement.
     In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio
     Manager in a manner that is fair and equitable in the judgment of the
     Portfolio Manager in the exercise of its fiduciary obligations to the Trust and to such other clients.

          (5) Will, in connection with the purchase and sale of securities for each Fund, arrange for the transmission to the custodian for the Trust on a daily basis, such confirmations, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of such Fund, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to such
     Fund, and, with respect to portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Trust's custodian.

          (6) Will assist the custodian and recordkeeping agent(s) for the Trust in determining or confirming, consistent with the procedures and policies stated in the Registration Statement, the value of any portfolio securities or other assets of each Fund for which the custodian and recordkeeping agent(s) seek assistance from the Portfolio Manager or identify for review by the Portfolio Manager.

          (7) Will make available to the Trust and the Adviser, promptly upon request, any of the Funds' investment records and ledgers as are necessary to assist the Trust to comply with requirements of the 1940 Act and the
     Advisers Act, as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain

                                       -3-

     whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

          (8) Will regularly report to the Trust's Board of Trustees on the investment program for each Fund and the issuers and securities represented in the Fund's portfolio, and will furnish the Trust's Board of Trustees with respect to each Fund such periodic and special reports as the Trustees may reasonably request.

          (9) Shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Portfolio Manager has not, to the best of the Portfolio Manager's knowledge:

               (1) been convicted, in the last ten (10) years, of any felony or misdemeanor involving the purchase or sale of any security or arising out of such person's conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act; or

               (2) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person to required be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

     3. Disclosure about Portfolio Manager. The Portfolio Manager has reviewed the Registration Statement and represents and warrants that, with respect to the disclosure about the Portfolio Manager or information relating, directly or indirectly, to the Portfolio Manager, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Portfolio
Manager further represents and warrants that it is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all states in which the Portfolio Manager is required to be registered. The Adviser has received a current copy of the Portfolio Manager's Uniform Application for
Investment Adviser Registration on Form ADV, as filed with the SEC. The
Portfolio Manager agrees to provide the Adviser with current copies of the
Portfolio Manager's Form ADV, and any supplements or amendme filed with the SEC.

                                      -4-

     4. Expenses. During the term of this Agreement, the Portfolio Manager will pay all expenses incurred by it and its staff and for their activities in connection with its services under this Agreement, including, with respect to the Funds, those expenses incurred by the Adviser in connection with the calculation of net asset value and certain payments for administrative services.
Except as set forth in the preceding sentence, the Portfolio Manager shall not be responsible for any of the following:

          (1) Expenses of all audits by the Trust's independent public accountants;

          (2) Expenses of the Trust's transfer agent(s), registrar, dividend disbursing agent(s), and shareholder recordkeeping services;

          (3) Expenses of the Trust's custodial services, including
     recordkeeping services provided by the custodian;

          (4) Expenses of obtaining quotations for calculating the value of each
     Fund's net assets;

          (5) Expenses of obtaining Portfolio Activity Reports for each Fund;

          (6) Expenses of maintaining the Trust's tax records;

          (7) Salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Adviser, its subsidiaries or affiliates;

          (8) Taxes, if any, levied against the Trust or any of its series;

          (9) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Funds;

          (10) Costs, including the interest expenses, of borrowing money;

          (11) Costs and/or fees incident to meetings of the Trust's shareholders, the preparation and mailings of prospectuses and reports of the Trust to its shareholders, the filing of reports and regulatory bodies, the maintenance of the Trust's existence, and the registration of shares with federal and state securities or insurance authorities;

          (12) The Trust's legal fees, including the legal fees related to the registration and continued qualification of the Trust's shares for sale;

          (13) Costs of printing stock certificates, if any, representing Shares of the Trust;

          (14) Trustees' fees and expenses to trustees who are not officers, employees, or stockholders of the Portfolio Manager or any affiliate thereof;

                                       -5-

          (15) The Trust's pro rata portion of the fidelity bond required by
     Section 17(g) of the 1940 Act, or other insurance premiums;

          (16) Association membership dues;

          (17) Extraordinary expenses of the Trust as may arise, including expenses incurred in connection with litigation, proceedings and other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and

          (18) Organizational and offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions.

     5. Compensation. For the services provided, the Adviser will pay the
Portfolio Manager a fee accrued and computed daily and payable monthly, based on the average daily net assets of each Fund as set forth on the Schedule A attached hereto.

     6. Seed Money. The Adviser agrees that the Portfolio Manager shall not be responsible for providing money for the initial capitalization of the Trust or any Fund.

     7. Compliance.

     (a) The Portfolio Manager agrees that it shall immediately notify the
Adviser and the Trust in the event (i) that the SEC has censured the Portfolio
Manager; placed limitations upon its activities, functions or operations;
suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, and
(ii) upon having a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter
M of the Internal Revenue Code. The Portfolio Manager further agrees to notify the Adviser and the Trust immediately of any material fact known to the
Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

     (b) The Adviser agrees that it shall immediately notify the Portfolio
Manager in the event (i) that the SEC has censured the Adviser or the Trust;
placed limitations upon either of their activities, functions, or operations;
suspended or revoked the Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, and (ii) upon having a reasonable basis for believing that any Fund has ceased to qualify or might not qualify as a regulated investment company under
Subchapter M of the Internal Revenue Code.

     8. Independent Contractor. The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Adviser from time to time, have no authority to act for or represent the Adviser in any way or otherwise be deemed its agent. The Portfolio Manager understands that unless expressly

                                       -6-

provided herein or authorized from time to time by the Trust, the Portfolio
Manager shall have no authority to act for or represent the Trust in any way or otherwise be deemed the Trust's agent.

     9. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Portfolio Manager hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's or the
Adviser's request, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. The Portfolio Manager further agrees to preserve the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in that Rule.

     10. Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or the Trust.

     11. Services Not Exclusive. It is understood that the services of the
Portfolio Manager are not exclusive, and nothing in this Agreement shall prevent the Portfolio Manager (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Funds) or from engaging in other activities.

     12. Liability. Except as provided in Section 13 and as may otherwise be required by the 1940 Act or other applicable law, the Adviser agrees that the
Portfolio Manager, any affiliated person of the Portfolio Manager, and each person, if any, who, within the meaning of Section 15 of the Securities Act of
1933 (the "1933 Act") controls the Portfolio Manager shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this
Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Portfolio Manager's duties, or by reason of reckless disregard of the Portfolio Manager's obligations and duties under this
Agreement.

     13. Indemnification. The Portfolio Manager agrees to indemnify and hold harmless, the Adviser, any affiliated person within the meaning of Section
2(a)(3) of the 1940 Act ("affiliated person") of the Adviser and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls
("controlling person") the Adviser (collectively, "PM Indemnified Persons")
against any and all losses, claims, damages, liabilities or litigation
(including legal and other expenses), to which the Adviser or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Portfolio Manager's responsibilities to the Trust which (i) may be based upon any misfeasance, malfeasance, or nonfeasance by the Portfolio
Manager, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Portfolio Manager (other than a PM Indemnified
Person), or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Shares of the Trust or any Fund, or

                                       -7-

any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Adviser, the
Trust, or any affiliated person of the Trust by the Portfolio Manager or any affiliated person of the Portfolio Manager (other than a PM Indemnified Person);
provided, however, that in no case is the Portfolio Manager's indemnity in favor of the Adviser or any affiliated person or controlling person of the Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligation and duties under this Agreement.

     The Adviser agrees to indemnify and hold harmless the Portfolio Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act of the Portfolio Manager and each person, if any, who, within the meaning of
Section 15 of the 1933 Act controls the Portfolio Manager (collectively,
"Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the
Portfolio Manager or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser's responsibilities as adviser of the Trust which (i) may be based upon any misfeasance, malfeasance, or nonfeasance by the Adviser, any of its employees or representatives or any affiliate of or any person acting on behalf of the
Adviser (other than an Adviser Indemnified Person) or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares of the Trust or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, unless such statement or omission was made in reliance upon written information furnished to the Adviser or any affiliated person of the Adviser by the Portfolio Manager or any affiliated person of the Portfolio Manager (other than an Adviser Indemnified
Person); provided, however, that in no case is the indemnity of the Adviser in favor of the Portfolio Manager, or any affiliated person or controlling person of the Portfolio Manager deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this
Agreement.

     14. Duration and Termination. This Agreement shall take effect as of the date hereof, and shall remain in effect for two years from such date, and continue thereafter on an annual basis with respect to a Fund; provided that such annual continuance is specifically approved at least annually (a) by the vote of a majority of the entire Board of Trustees of the Trust, or (b) by the vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of that Fund, and provided that continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as such term is defined in the 1940
Act) of the Trust, the Adviser, or the Portfolio Manager, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may not be materially amended with respect to a Fund without the vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act)
of that Fund. This Agreement may be terminated:

                                       -8-

          (1) by the Trust at any time with respect to the services provided by the Portfolio Manager, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Trust or, with respect to a particular Fund, by vote of a majority of the outstanding voting securities of that Fund, on 60 days' written notice to the Portfolio Manager;

          (2) by the Portfolio Manager at any time, without the payment of any penalty, upon 60 days' written notice to the Trust;

          (3) by the Adviser at any time, without the payment of any penalty, upon 60 days' written notice to the Portfolio Manager.

     However, any approval of this Agreement by the holders of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of a particular Fund shall be effective to continue this Agreement with respect to the Fund notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding voting securities of any other Fund or other series of the Trust or (b) that this Agreement has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such approval shall be required by any other applicable law or otherwise. This
Agreement will terminate automatically with respect to the services provided by the Portfolio Manager in the event of its assignment, as that term is defined in the 1940 Act, by the Portfolio Manager.

     15. Agreement and Declaration of Trust. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of
Massachusetts. Notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this Agreement are not binding upon any of the
Trustees, officers or shareholders of the Trust individually, but are binding only upon the assets and property of the Trust.

     16. Proxies. Unless the Adviser gives written instructions to the contrary, the Portfolio Manager shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested by the
Portfolio Manager. The Portfolio Manager shall maintain a record of how the
Portfolio Manager voted and such record shall be available to the Adviser upon its request. The Portfolio Manager shall use its best good faith judgement to vote such proxies in a manner which best serves the interests of the Fund's shareholders.

     17. Notices. Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whim it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or by facsimile.

     If to the Adviser:             OpCap Advisors LLC
                                    1345 Avenue of the Americas, 50th Flr.
                                    New York, NY  10105-4800

                                       -9-

                                    Fax: 212-739-3948
                                    Attention: Legal Department
                                    cc: Fund Administration

     If to the Portfolio Manager:   Oppenheimer Capital LLC
                                    1345 Avenue of the Americas, 50th Flr.
                                    New York, NY  10105-4800
                                    Fax: 212-739-3948
                                    Attention: Legal Department
                                    cc: Fund Administration

     18. Confidential Information. The Portfolio Manager shall maintain the strictest confidence regarding the business affairs of the Fund. Written reports furnished by the Portfolio Manager to the Advisor shall be treated by the
Advisor and the Portfolio Manager as confidential and for the exclusive use and benefit of the Advisor except as disclosure may be required by applicable law.

     19. Miscellaneous.

     (a) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

     (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     (c) If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this
Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

                                      -10-

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                             OPCAP ADVISORS LLC

                                             By:
------------------------------                   -------------------------------
Attest:                                      Title:

                                             OPPENHEIMER CAPITAL LLC

                                             By:
------------------------------                   -------------------------------
Attest:                                      Title:

                                      -11-

                                   SCHEDULE A

FUND                               ANNUAL FEE RATE*
----                               ----------------
Balanced Portfolio                 0.40% on first $400 million
                                   0.375% on next $400 million
                                   0.35% thereafter

Equity Portfolio                   0.40% on first $400 million
                                   0.375% on next $400 million
                                   0.35% thereafter

Global Equity Portfolio            0.40% on first $400 million
                                   0.375% on next $400 million
                                   0.35% thereafter

Managed Portfolio                  0.40% on first $400 million
(Equity Portion)                   0.375% on next $400 million
                                   0.35% thereafter

Mid Cap Portfolio                  0.40% on first $400 million
                                   0.375% on next $400 million
                                   0.35% thereafter

Renaissance Portfolio              0.40% on first $400 million
                                   0.375% on next $400 million
                                   0.35% thereafter

Small Cap Portfolio                0.40% on first $400 million
                                   0.375% on next $400 million
                                   0.35% thereafter

U.S. Government Income Portfolio   0.30%

* The Annual Fee Rates are based on the average daily net assets of the particular Portfolio taken separately.

                                      -12-